EXHIBIT 5.1

                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                       New York, New York 10036-6522

                                                               July 1, 2002

CoreComm Holdco, Inc.
110 East 59th Street
26th Floor
New York, New York 10022

                  Re:      Registration Statement on Form S-8 of CoreComm
                           Holdco, Inc.

Ladies and Gentlemen:

                  We have acted as special counsel to CoreComm Holdco, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance by the Company of up to an aggregate of 8,700,000 shares of its common stock, par value $0.01 per share ("Common Stock"), together with associated rights to purchase its Series A Junior Participating Preferred Stock, par value $0.01 per share (together with the Common Stock, the "Shares"), pursuant to the CoreComm Holdco, Inc. 2001 Stock Option Plan (the "Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Company's registration statement on Form S-8, relating to the Shares, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on July 1, 2002 (the "Registration Statement"); (ii) the Restated Certificate of Incorporation of the Company, as amended to date and as certified by the Secretary of State of the State of Delaware and currently in effect; (iii) the Amended By-Laws of the Company, as amended to date and currently in effect; (iv) a specimen certificate representing the Common Stock, in the form filed as
Exhibit 4.6 to the Registration Statement (the "Specimen Certificate"); (v) the Plan; (vi) the form of option notice to be entered into between the Company and each of the employees and non-employee directors receiving options under the Plan (the "Form of Option Notice"); and (vii) certain resolutions of the Board of Directors of the Company relating to the Plan and the registration of the Shares under the Securities Act. We have also examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, statements, certificates and receipts of public officials, certificates of directors, officers or other representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents. In addition, in making our examination of executed documents, we have assumed that such documents constitute the valid and binding obligations of such parties.

                  We have further assumed (i) that any agreements that will be entered into between the Company and each of the employees and non-employee directors receiving options under the Plan will conform to the Form of Option Notice and will be duly authorized and validly executed and delivered by the parties thereto, (ii) that no options will be granted under the Plan with per Share exercise prices below the par value of the Common Stock and (iii) that no adjustment to the per Share exercise price of any option will result in a reduction of the price per Share issuable upon the exercise of any option to a price below the par value of the Common Stock at the time of exercise.

                  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of directors, officers and other representatives of the Company and others. In rendering the opinions set forth below, we have assumed that the certificates representing the Shares will conform to the Specimen Certificate examined by us and will be countersigned by a duly authorized officer of the transfer agent for the Common Stock and duly registered by the registrar for the Common Stock in the share record books of the Company.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

                  Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares to be issued under the Plan have been duly authorized for issuance and, when the Shares have been issued, delivered and paid for upon the exercise of options duly granted pursuant to the terms of the Plan and the Form of Option Notice, such Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher & Flom LLP